Exhibit 10.1

PURCHASE AGREEMENT

BY AND AMONG

LSB INDUSTRIES INC.

AND

THE PURCHASERS

Dated: June 28, 2007

-i-

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the “Agreement”) is made as of the 28 day of June 2007, by and among LSB Industries, Inc., a Delaware corporation (“Company”), and the investors listed on Schedule I (the “Schedule of Purchasers”) attached hereto (“Purchasers”).

W I T N E S S E T H:

WHEREAS, pursuant to the provisions of this Agreement, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, $60 million [subject to increase prior to the closing upon the mutual agreement of the Company and J Giordano] principal amount of the Company’s 5.5% convertible senior subordinated debentures due 2012 (the “Debentures”) to be issued pursuant to the provisions of an indenture dated as of June 28, 2007 (the “Indenture”) between the Company and UMB Bank, n.a., as Trustee (the “Trustee”); and

WHEREAS, J Giordano Securities Group (“J Giordano”) is acting as placement agent for the Company on a “best efforts, all or none” basis with respect to the offering and sale of the Debentures pursuant to the terms of this Agreement; and

WHEREAS, the Debentures will be convertible into shares of common stock, par value $.10 per share, of the Company (the “Conversion Shares”); and

WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act; and

WHEREAS, pursuant to the terms of the Debentures and the Indenture, the Debentures and the Conversion Shares may be resold or otherwise transferred by the Purchasers only if the resale or transfer is hereinafter registered under the Securities Act or an exemption from registration under the Securities Act is available; and

WHEREAS, the Purchasers and their permitted transferees will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing (as defined herein) by and among the Company and the Purchasers (the “Registration Rights Agreement”); and

WHEREAS, each Purchaser is a “qualified institutional buyer” (a “QIB”), as such term is defined in Rule 144A under the Securities Act, and as such the Debentures may be offered and resold by the Purchasers, without being registered under the Securities Act, to other QIBs in compliance with the exemption from registration provided by Rule 144A under the Securities Act; and

WHEREAS, in connection with the sale of the Debentures, the Company has prepared a preliminary offering memorandum and, prior to the Closing Date (defined below), will prepare a final offering memorandum (such final offering memorandum is referred to as the

“Memorandum”) including or incorporating by reference a description of the terms of the Debentures and the Conversion Shares, the material terms of the offering and a description of the Company. As used herein, the term “Memorandum” shall include the exhibits and annexes thereto and the documents and reports incorporated by reference therein (including, but not limited to, those reports filed with the SEC pursuant to the Exchange Act, as hereafter defined) and any amendment or supplement thereto, as of and after the date thereof. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Memorandum shall include any supplement or amendment to the Memorandum prior to the Closing and all documents incorporated by reference in the Memorandum that are filed, subsequent to the date of the Memorandum and prior to the Closing, with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Purchase and Sale of Securities. On the basis of the representations and warranties contained in this Agreement and subject to its terms and conditions, the Purchasers hereby agree, severally and not jointly, to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchasers, $60 million aggregate principal amount of Debentures in the principal denominations per each Purchaser set forth opposite such Purchaser’s name on the Schedule of Purchasers (which shall be no more than the principal amount of the Debentures subscribed for by such Purchaser on the signature page of this Agreement executed by such Purchaser), for an aggregate purchase price per Purchaser equal to 100% of the principal amount of the Debentures purchased by such Purchaser (the “Purchase Price”), as set forth opposite such Purchaser’s name on the Schedule of Purchasers (the “Purchase”). The Company shall not issue and sell more than $60 million.

2. Closing; Payment and Delivery.

2.1. In the event that Purchasers have (a) deposited at least $60 into a non-interest bearing escrow account (the “Escrow Account”) maintained for such purpose, on behalf of J Giordano as placement agent for the Company, by Bank of New York (“Escrow Agent”), and (b) subscribed for a corresponding amount of Debentures by executing, completing and delivering their signature pages to this Agreement indicating such and their signature pages to the Registration Rights Agreement, all in accordance with the instructions set forth in the Subscription Instructions attached hereto as EXHIBIT A (the “Subscription Instructions”), and the Company and J Giordano have accepted, from such subscriptions, subscriptions for $60 million principal amount of Debentures on or before July 3, 2007, a closing of the Purchase with respect to the subscription amounts so accepted (the “Closing”) shall occur as soon as practicable thereafter (but in no event after July 6, 2007) at the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, 24th Floor, New York, New York 10174 at 10:00 a.m. (the “Closing Date”), at which time the Company will execute this Agreement and the $60 million payment for the Debentures being sold at such Closing shall be released to the Company from the Escrow Account against delivery of such Debentures, with any transfer taxes payable in connection with the transfer of the Debentures to the Purchasers duly paid, for the respective accounts of the several Purchasers participating in such Closing.

2.2. The Company has the right to reject any subscription for Debentures, in whole or in part, for any reason whatsoever, and to allot to any Purchaser less than the number of Debentures subscribed for by such Purchaser. In the event that the Company accepts only a portion of a Purchaser’s subscription and reduces the principal amount of the Debentures to be sold to the Purchaser hereunder, the Purchase Price deposited into the Escrow Account by the Purchaser with respect to the unaccepted portion of the subscription, shall be returned to the Purchaser.

2.3. The Debentures delivered for the account of each Purchaser shall be in definitive form or global form, as specified by such Purchaser and registered in such names and in such denominations as requested in writing by such Purchaser not later than two full business days prior to the Closing Date.

3. Representations and Warranties of the Company. The Company has prepared, executed and delivered to each Purchaser a disclosure statement (the “Disclosure Statement”), attached as Schedule II hereto and setting forth exceptions to the representations and warranties contained in this Section 3 in paragraphs numbered to correspond to the sections to which they apply. The Company hereby represents and warrants to each Purchaser as of the date hereof and as of the Closing Date of the sale of Debentures to such Purchaser that, except as set forth in the Disclosure Statement, the following representations and warranties are true and correct.

3.1. As of their respective dates, each document, filed by the Company with the SEC pursuant to the Exchange Act and incorporated by reference in the Memorandum, as any of such documents may have been subsequently amended by filings made by the Company with the SEC prior to the Closing Date (the “Incorporated Documents”), complied in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder, and none of the Incorporated Documents or the Memorandum contains, and on the Closing Date, none of the Incorporated Documents or the Memorandum will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.2. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority, to own or lease, as the case may be, and operate its properties, whether tangible or intangible, and to conduct its business as described in the Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

3.3. The Company has no subsidiaries other than these subsidiaries set forth in the Disclosure Statement (the “Subsidiaries”). Unless the context requires otherwise, all references to the Company include the Subsidiaries. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation as set forth in the Disclosure Statement, with full corporate power and authority to own or lease, as the case may be, and operate its properties, whether tangible or intangible, and to conduct its business as currently conducted. Each Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries taken as a whole. The Company owns all of the issued and outstanding shares of capital stock (or other equity or ownership interests) of each Subsidiary, and such ownership is free and clear of any security interests, liens, encumbrances, claims and charges, and all of such shares have been duly authorized and validly issued, and are fully paid and nonassessable. There are no options or warrants for the purchase of, or other rights to purchase, or other securities convertible or exercisable into or exchangeable for, any capital stock or other securities of any Subsidiary.

3.4. The Company does not presently own, directly or indirectly, an interest in any corporation, association, or other business entity, and is not a party to any joint venture, partnership, or similar arrangement, other than the Subsidiaries.

3.5. The authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Memorandum and such description conforms in all material respects to the rights in the instruments defining the same.

3.6. The shares of common stock of the Company outstanding prior to the closing have been duly authorized and are validly issued, fully paid and non-assessable.

3.7. The Debentures to be sold under this Agreement have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights generally (including, without limitation, statutory or other laws regarding fraudulent preferential transfers) and equitable principles of general applicability, and the holders thereof will be entitled to the benefits of the Indenture and the Registration Rights Agreement, although the indemnification and contribution provisions contained in the Transaction Documents (as hereafter defined) may also be limited under applicable law and by public policy.

3.8. The Conversion Shares have been duly authorized and reserved and, when issued upon conversion of the Debentures in accordance with the terms of the Debentures, will be validly issued, fully paid and non-assessable, and the issuance of the Conversion Shares will not be subject to any preemptive or similar rights.

3.9. Except for the registration rights contained in the Registration Rights Agreement, the Company has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived.

3.10. There are no stockholders agreements, voting agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Company of which the Company is a party.

3.11. Each of this Agreement, the Indenture, the Registration Rights Agreement, the Debentures and the Escrow Agreement (the “Transaction Documents”) has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights generally (including, without limitation, statutory or other laws regarding fraudulent preferential transfers) and equitable principles of general applicability and except as rights to indemnification and contribution under the Transaction Documents may be limited under applicable law and by public policy.

3.12. The execution and delivery by the Company, and the performance by the Company of its obligations under the Transaction Documents will not conflict with or contravene in any material respect, cause a breach or violation of or default under, any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any Subsidiary that is material to the Company and the Subsidiaries, taken as a whole, for which a waiver or consent has not been obtained, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, or any Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Debentures and by Federal and state securities laws with respect to the obligations of the Company under the Registration Rights Agreement or as may be required by the National Association of Securities Dealers, Inc. or such the failure of which to obtain would not have a material adverse effect on the Company and the Subsidiaries taken as a whole.

3.13. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business from that set forth in the Memorandum. Except as disclosed in the Memorandum, since January 1, 2007, there have been no transactions entered into by the Company or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries, taken as a whole. Except as set forth in the Memorandum, since January 1, 2007, there has been no obligation, contingent or otherwise, directly or indirectly, incurred by the Company or any Subsidiary material to the Company and the Subsidiaries taken as a whole.

3.14. None of the Company nor any Subsidiary is in violation of its charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and the Subsidiaries taken as a whole to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their properties is bound, except for such defaults that would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole.

3.15. There are no legal or governmental proceedings, orders, judgments, writs, injunctions, decrees or demands pending or, to the Company’s knowledge, threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject other than proceedings, orders, judgments, writs, injunctions, decrees or demands accurately described in all material respects in the Memorandum and proceedings, orders, judgments, writs, injunctions, decrees or demands that would not have a material adverse effect on the Company and the Subsidiaries taken as a whole or on the power or ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated by the Memorandum.

3.16. Except as set forth in the Memorandum, to the Company’s knowledge, the Company and each Subsidiary (a) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (c) is in compliance with all material terms and conditions of any such permit, license or approval, (d) is in compliance with any provisions of the employee Retirement Income Security Act of 1974, as amended, (“ERISA”) or the rules and regulations promulgated thereunder and (e) is in compliance with any provisions of the Foreign Corrupt Practice Act or the rules and regulations promulgated thereunder, except, with respect to clauses (a) through (e), where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or noncompliance with ERISA or the Foreign Corrupt Practices Act or failure to comply with the terms and conditions of such permits, licenses or approvals, would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

3.17. Except as set forth in the Memorandum, there are no costs or liabilities to the Company or any Subsidiary associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole.

3.18. None of the Company nor any Subsidiary is, and giving effect to the offering and sale of the Debentures and the application of the proceeds thereof as described in the Memorandum will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

3.19. None of the Company, any Subsidiary nor any of its affiliates (as defined in Rule 501(b) of Regulation D, each an “Affiliate”) has directly, or through any agent (with respect to J Giordano, based on its representations), (a) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Debentures in a manner that would require the registration under the Securities Act of the Debentures or (b) offered, solicited offers to buy or sell the Debentures by any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

3.20. Subject to compliance by the Purchasers with the representations and warranties set forth in Section 4, it is not necessary in connection with the offer, sale and delivery of the Debentures to the Purchasers in the manner contemplated by this Agreement to register the Debentures under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

3.21. Subject to the compliance by the Purchasers with the representations and warranties set forth in Section 4, the Debentures are eligible for resale pursuant to Rule 144A and will not be, at Closing, of the same class of securities listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted on the U.S. automated inter-dealer quotation system.

3.22. The books, records and accounts of the Company in all material respects accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.23. Except as described in the Memorandum, each of the Company and each Subsidiary owns or possesses, or has the right to use, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed or required by it in connection with the business currently conducted by it as described in the Memorandum, except such as the failure to so own or possess or have the right to use would not have, singly or in the aggregate, a material adverse affect on the Company and the Subsidiaries taken as a whole. To the Company’s knowledge, there are no valid and enforceable United States patents that are infringed by the business currently conducted by the Company or any Subsidiary, or as currently proposed to be conducted by the Company or any Subsidiary, as described in the Memorandum and which infringement would have a material adverse effect on the Company and the Subsidiaries taken as a whole. The Company is not aware of any basis for a finding that the Company does not have valid title or license rights to the patents and patent applications referenced in the Memorandum as owned or licensed by the Company or any Subsidiary, and, to the Company’s knowledge, none of the Company nor any Subsidiary is subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor has it entered into or is it a party to any contract, which restricts or impairs the use of any of the foregoing which would have a material adverse effect on the Company and the Subsidiaries taken as a whole. Neither the Company nor any Subsidiary has received any written notice of infringement of or conflict with asserted rights of any third party with respect to the business currently conducted by it as described in the Memorandum and which would have a material adverse effect on the Company and the Subsidiaries taken as a whole.

3.24. Other than with respect to Environmental Laws and ERISA (which are governed by Section 3.16 above), each of the Company and each Subsidiary has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an “Authorization”) of, and has made all filings with and notices to, all appropriate federal, state, local or foreign governmental or regulatory authorities and self regulatory organizations and all courts and other tribunals, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except to the extent the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole. Each such Authorization is valid and in full force and effect and the Company and each Subsidiary is in compliance with all the material terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto, and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization except to the extent such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole.

3.25. There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company, except as otherwise disclosed in the Memorandum.

3.26. The financial statements included or incorporated by reference in the Memorandum as the same may have been amended prior to the date of the Memorandum, together with related schedules and notes, present fairly in all material respects the financial position, results of operations and changes in financial position of the Company and its consolidated subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The financial information set forth under the captions “Summary Financial Data” and “Capitalization” in the Memorandum is derived from the accounting records of the Company and its subsidiaries, has been computed on a basis consistent with the audited financial statements in the Memorandum and fairly presents in all material respects, on the basis stated in the Memorandum, the information included therein. The Company’s ratio of earnings to fixed charges set forth in the Memorandum has been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

3.27. There are no existing or, to the Company’s knowledge, threatened labor disputes with the employees of the Company or any Subsidiary which would have a material adverse effect on the Company and the Subsidiaries taken as a whole.

3.28. The Company’s and the Subsidiaries’ manufacturing, distribution and marketing practices are in compliance with all applicable laws, rules, regulations, orders, licenses, judgments, writs, injunctions and decrees in each country in which the Company’s and the Subsidiaries’ products are marketed, except for such noncompliances that would not have a material adverse effect on the Company and the Subsidiaries taken as a whole.

3.29. Neither the Company nor any Subsidiary has received any written communication notifying the Company or such Subsidiary as to the termination or threatened termination or modification or threatened modification of any consulting, licensing, marketing, research and development, cooperative or any similar agreement described in the Memorandum.

3.30. The statements relating to legal matters, documents or proceedings included in the Memorandum under the captions “Description of Securities,” “Plan of Distribution” and “Notice to Investors” and in “Item 3 - Legal Proceedings” of the Company’s most recent annual report on Form 10-K and in “Item 1 – Legal Proceedings” of the Company’s quarterly report on Form 10-Q included or incorporated by reference in the Memorandum fairly summarize in all material respects such matters, documents or proceedings.

3.31. Neither the Company nor any Subsidiary, nor to the Company’s knowledge, any of its officers, directors or Affiliates has taken, directly or indirectly, any action designed to or which has constituted the stabilization or manipulation of the price of the common stock of the Company or any security convertible into or exchangeable for common stock of the Company to facilitate the sale or resale of any of the Debentures.

3.32. Each of the Company and each Subsidiary has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof (except where the failure to so file would not have a material adverse effect on the Company and the Subsidiaries taken as a whole), which returns are true and correct in all material respects, or have received extensions thereof, and have paid all taxes shown on such returns and all assessments received by them to the extent that the same are material and have become due. All tax liabilities are adequately provided for on the books of the Company and the Subsidiaries. To the Company’s knowledge, there are no tax audits or investigations pending, which if adversely determined, would have a material adverse effect on the Company and the Subsidiaries taken as a whole.

3.33. Each of the Company and each Subsidiary is insured against such losses and risks and in such amounts as are customary in the businesses in which it is engaged, including but not limited to, insurance covering product liability and real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against in its respective industries. All policies of insurance and fidelity or surety bonds insuring the Company, any Subsidiary or the Company’s or any Subsidiary’s businesses, assets, employees, officers and directors are in full force and effect. The Company and each Subsidiary is in compliance with the terms of such policies and instruments in all material respects. The Company has no reason to believe that it and the Subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and the Subsidiaries taken as a whole.

Since January 1, 2005, neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

3.34. The Company and each Subsidiary has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Memorandum or such as do not have a material adverse effect on the Company and its Subsidiaries as a whole. Any real property and buildings held under lease by the Company and each Subsidiary is held by it under valid, subsisting and enforceable leases with such exceptions as do not have a material adverse effect on the Company and its Subsidiaries as a whole.

3.35. There is no document, contract or other agreement of a character required to be filed with the SEC under the Exchange Act which is not filed as required by the Exchange Act or the rules and regulations of the SEC thereunder. Each description of a contract, document or other agreement in the Memorandum fairly reflects in all material respects the material terms of the underlying document, contract or agreement. Each material agreement described in the Memorandum or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms.

3.36. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. Since January 1, 2005, the Company has timely filed with the SEC all reports required to be filed under the Exchange Act and the Company is and, as of the time of the Closing will be, current in its reporting obligations under the Exchange Act. The Company has responded to all comments raised by the SEC with respect to the Company’s reports, registration statements and other filings made with the SEC to the SEC’s satisfaction, and no comments which could have an adverse effect on the Company’s consolidated financial condition or results of operations (past or future) or could require a restatement of previously filed financial statements remained unresolved with the SEC.

3.37. There is and there has been no failure on the part of the Company and the Subsidiaries or any of the officers or directors of the Company or any Subsidiary to comply in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

3.38. The Company has not distributed and, prior to the Closing, will not distribute any offering material in connection with the offering and sale of the Debentures other than the Memorandum.

3.39. Neither the Company nor any of its Affiliates has directly or indirectly, solicited any offer to buy, sell or offered to sell or otherwise negotiated in respect of, or will solicit an offer to buy, sell or offer to sell, or otherwise negotiate in respect of any security which might be integrated with the sale of the Debentures or the Conversion Shares in a manner that would require the Debentures to be registered under the Securities Act. Except as set forth in the Memorandum, there are no persons with registration rights or similar rights to have any securities registered by the Company under the Securities Act. No registration under the Securities Act of the Debentures or the Conversion Shares is required for the sale of the Debentures and Conversion Shares to the Purchasers under this Agreement and the

Memorandum, assuming the accuracy of the Purchasers’ representations, warranties and agreements set forth in Section 4.

3.40. The Debentures and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Memorandum and will be in substantially the respective forms last delivered to the Purchasers prior to the date of this Agreement.

3.41. The Company has established and maintains disclosure controls and procedures (as such term in defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established, subject to the limitation of any such control system; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (A) any significant deficiencies in the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

3.42. The Company acknowledges that it has engaged J Giordano as placement agent in connection with the Purchase. Neither the Company nor any of its agents (with respect to J Giordano, based on its representations) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the Purchase.

3.43. No event, liability, development or circumstance has occurred or exists with respect to the Company that would be required to be disclosed by the Company under applicable securities laws which has not been publicly announced as of the date hereof. The Company confirms that neither it, nor any other person acting on its behalf (with respect to J Giordano, based on its representations), has provided any of the Purchasers or their agents or counsel with any information that constitutes material, nonpublic information. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations of the Company in effecting transactions in securities of the Company. All disclosures provided to the Purchasers in the Memorandum, and all disclosures made by the Company or made on behalf of the Company but approved in advance by the Company, regarding the Company, its business and the transactions contemplated hereby, are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

3.44. Subject to the compliance by each Purchaser with the representations and warranties set forth in Section 4, the Company has caused or will cause to be timely filed with each applicable jurisdiction corresponding to the principal place of business of each Purchaser (as same has been provided by such Purchasers) all appropriate documentation required for the registration of the Purchase of the Debentures under applicable state law or required to secure an exemption from such registration requirements, except nothing contained herein will require the Company to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) to take action that would subject it to general service of process in any jurisdiction where it is not so subject or (iii) subject it to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then subject.

4. Representations and Warranties of the Purchasers. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as of the date hereof as to itself that:

4.1. Authorization. The Transaction Documents to which such Purchaser is a signatory constitute its valid and legally binding obligations, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (c) to the extent the indemnification provisions contained in the Transaction Documents may be limited by applicable federal or state laws.

4.2. Purchase Entirely for Own Account. The Debentures acquired by such Purchaser will be acquired for investment for its own account. Such Purchaser has full power and authority to enter into this Agreement.

4.3. Disclosure of Information. It acknowledges that it has received and reviewed the Memorandum and the Disclosure Statement. It acknowledges that it has received all the information that it has requested relating to the Company and the purchase of the Debentures and further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Purchase. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchaser to rely thereon.

4.4. Restricted Securities. It understands that the Debentures and the Conversion Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, it represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. The transfer restrictions and other provisions set forth in the Memorandum under the caption “Notice to Investors,” including the legend required thereby, shall apply to the Debentures and the Conversion Shares.

4.5. QIB; Accredited Investor. It is a QIB and an institutional “accredited investor” within the meaning of Regulation D under the Securities Act; and it agrees with the Company that (a) it will not solicit offers for, or offer or sell, Debentures by any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (b) prior to the registration of the Debentures under the Securities Act, it will solicit offers for such Debentures only from, and will offer such Debentures only to, persons that it reasonably believes to be QIBs. Each Purchaser will take reasonable steps to inform persons acquiring Debentures from it that the Debentures have not been registered under the Securities Act and are being sold to them without registration under the Securities Act in reliance on Rule 144A or in accordance with another exemption from registration under the Securities Act.

4.6. Release of Funds. It hereby acknowledges and agrees that the Purchase Price for the Debentures being purchased by it hereunder, has been previously (or prior to the Closing will be) wired by the Purchaser to the Escrow Agent, and that, upon the Escrow Agent’s receipt of executed (by the Company and such Purchaser) copies of this Agreement and the Registration Rights Agreement, the Indenture executed by the Company and the Trustee, the deliverables set forth in Section 5 below and a joint disbursement instruction from the Company and J Giordano covering such Purchase Price funds (“Disbursement Letter”), the Escrow Agent will wire transfer such Purchase Price funds in accordance with the Disbursement Letter, provided, however, that if no Disbursement Letter is received by the Escrow Agent on or prior to July 6, 2007 with respect to such Purchaser’s funds, such funds shall be returned without interest to the Purchaser.

4.7. Purchasers’ Indemnification of the Company. It hereby indemnifies and holds the Company and its officers, directors and agents free from any liability (other than any indirect, consequential, special or punitive damages, or loss of profits) they may incur (including the costs of defending any legal action brought against any of the foregoing parties) as a result of any breach by such Purchaser of the representations of the Purchaser set forth in this Section 4.

4.8. J Giordano Fees. The Purchasers acknowledge that J Giordano is acting as placement agent in connection with the Purchase and will receive a fee from the Company for such services equal to 5.0% of the aggregate Purchase Price paid by the Purchasers for the Debentures. In addition, if within six (6) months following the Closing Date, the Company sells, directly or indirectly, securities to any Purchaser (other than securities issued in connection with a working capital loan or facility or project debt financing, an underwritten public offering or if the engagement letter between the Company and J Giordano is terminated by the Company due to the gross negligence or bad faith of J Giordano or material breach of this engagement letter by J Giordano), J Giordano will be entitled to receive the same compensation with respect to such sale of securities as it will receive in connection with the Purchase. The Company shall be solely responsible for the compensation of J Giordano referred to herein.

4.9. J Giordano Expenses. In the event the Purchase is not consummated and the engagement of J Giordano is subsequently terminated by the Company other than for failure to reasonably perform by J Giordano, the Company will pay all reasonable fees, expenses and disbursements, including legal, due diligence, travel and communications incurred by J Giordano within three (3) business days of receipt of an invoice from J Giordano.

5. Conditions to the Purchasers’ Obligations. The obligations of each Purchaser to purchase and pay for the Debentures set forth opposite its name on the Schedule of Purchasers on the Closing Date are subject to the accuracy of the representations and warranties of the Company contained in this Agreement or in any certificate of any officer of the Company delivered pursuant to this Agreement and to the following further conditions:

5.1. Officer’s Certificate. The Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date.

5.2. Opinion of Counsel. The Purchasers shall have received on such Closing Date an opinion of Conner & Winters, LLP, counsel for the Company, dated such Closing Date, to the effect set forth in EXHIBIT B attached hereto. Such opinion shall be rendered to the Purchasers at the request of the Company and shall so state therein.

5.3. Good Standing Certificate. The Purchasers shall have received on the Closing Date a certificate, dated as of a date within a reasonably current date prior to such Closing, issued by the proper authority in Delaware to the effect that the Company is legally existing and in good standing.

5.4. Secretary’s Certificate. The Purchasers shall have received on such Closing Date a certificate, dated as of such Closing Date, executed by the Secretary of the Company certifying the resolutions adopted by the Company’s board of directors relating to the transactions contemplated by this Agreement.

5.5. Lock-Up Agreements. The “lock-up” agreements, each substantially in the form of EXHIBIT C attached hereto, between J Giordano and certain executive officers and directors of the Company relating to sales and certain other dispositions of shares of common stock or certain other securities, delivered to J Giordano on or before such Closing Date, shall be in full force and effect on such Closing Date.

5.6. Registration Rights Agreement. The Company shall have duly executed the Registration Rights Agreement in the form attached hereto as EXHIBIT D.

5.7. Indenture. The Company and the Trustee shall have each duly executed the Indenture.

5.8. DTC. The Debentures shall be eligible for clearance and settlement through the facilities of the Depository Trust Company.

5.9. Delivery of Debentures. The Company shall have executed and delivered to the Purchaser the Debentures (in such denominations as the Purchaser shall request) for the Debentures; provided, that Debentures eligible for services through DTC shall be issued, countersigned, registered and delivered in global certificate form through the facilities at DTC in the name of the Purchaser and in such denominations and account as the Purchaser shall specify.

6. Covenants of the Company. In further consideration of the agreements of the Purchasers contained in this Agreement, the Company covenants with each Purchaser as follows:

6.1. The Company hereby agrees that, without the prior written consent of J Giordano, it will not, during the period ending 90 days after the date of the Memorandum, (a)

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for common stock of the Company or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock of the Company, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply (1) to the sale of the Debentures under this Agreement, (2) to the issuance by the Company of any shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (3) to the grant of any option or issuance of any stock or stock appreciation right under any plan outstanding on the date hereof; (4) in connection with any bona-fide merger or acquisition as approved by the Company’s Board of Directors; provided that any issuance by the Company of shares of common stock is not to raise cash to fund such merger or acquisition; (5) in connection with any bona-fide strategic agreement, joint venture agreement, limited liability agreement or similar agreement entered into with any supplier, manufacturer, distributor or customer that is approved by the Company’s Board of Directors, the primary purpose of which is not to raise cash or (6) the redemption of the Company’s Series 2 $3.25 convertible, exchangeable Class C Preferred Stock; provided, however, that in the case of any dispositions pursuant to (4) or (5), the transferee, in each case, agrees to be bound by the terms of the previous sentence; or (6) grant a warrant to purchase the Company’s common stock in connection with a bona fide lending transaction or a project or facility financing transaction.

6.2. Neither the Company nor any of its Affiliates has or will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Debentures or the Conversion Shares in a manner which would require the registration under the Securities Act of the Debentures.

6.3. The Company will not solicit any offer to buy or offer or sell the Debentures or the Conversion Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

6.4. While any of the Debentures or the Conversion Shares remain “restricted securities” within the meaning of the Securities Act, the Company will make available, upon request, to any seller of such Debentures the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

6.5. The Company will use its commercially reasonable efforts to permit the Debentures to be designated PORTAL securities in accordance with the rules and regulations adopted by The Nasdaq Stock Market, Inc. relating to trading in The PORTALSM Market.

6.6. During the period of two years after the Closing Date, the Company will not, and will not permit any of its Affiliates under its control (as defined in Rule 144 under the Securities Act) to resell any of the Debentures or the Conversion Shares which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

6.7. Neither the Company nor any of its Affiliates will take any action prohibited by Regulation M under the Exchange Act in connection with the sale and distribution of the Debentures contemplated hereby.

6.8. Until the date on which the Purchasers shall have sold all the Conversion Shares held by them and none of the Debentures are outstanding, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

6.9. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, the number of shares of Common Stock issuable as Conversion Shares.

6.10. The Company will take such actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the other Transaction Documents.

6.11. The Company shall cause the Conversion Shares to be duly included for quotation on the American Stock Exchange (“AMEX”) prior to the Closing Date, subject to notice of official issuance. The Company will ensure that such Conversion Shares remain included for quotation on the AMEX or any other national securities exchange following the Closing Date for so long as any shares of the Company’s common stock remain registered under the Exchange Act.

6.12. The Company shall maintain such controls and other procedures, including without limitation those required by Section 302 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are reasonably designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including without limitation, controls and procedures reasonably designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its Chief Executive Officer and its Principal Financial Officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to the Company, including its Subsidiaries, is made known to them by others within those entities.

6.13. The Company shall, by 8:30 a.m. Eastern time on the Trading Day (as such term is defined in Indenture) following the Closing Date, issue a press release with respect to the issuance of the Debenture and the closing of the transactions contemplated hereby and prior to the expiration of two Trading Days following the Closing Date, file a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby, and attaching as exhibits thereto this Agreement, the Registration Rights Agreement, and the Indenture. From and after the filing of the Form 8-K with the SEC, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the Form 8-K.

The Company shall not, and shall cause its officers, directors, employees and agents, not to, provide any Purchaser with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the filing of the Form 8-K with the SEC without the express written consent of such Purchaser. Without the prior written consent of any applicable Purchaser neither the Company nor any of its subsidiaries or affiliates shall disclose the name of such Purchaser in any public filing, public announcement, press release or similar public disclosure, unless such disclosure is required by law, regulation or the American Stock Exchange.

7. Indemnification.

7.1. The Company agrees to indemnify and hold harmless each Purchaser, each person, if any, who controls any Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Affiliate of any Purchaser (individually, the “Indemnified Person” or collectively the “Indemnified Person”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (a) caused by any untrue statement or alleged untrue statement of a material fact contained in the Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), (b) caused by any omission or alleged omission to state in the Memorandum a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading or (c) that arise out of or are based upon any material breach of any representation, warranty, agreement obligation or covenant of the Company contained herein. The Company shall not be responsible hereunder to any Indemnified Person for any consequential damages or losses, claims or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of such Indemnified Person.

7.2. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against the Company under this Section 7, the Indemnified Person will notify the Company in writing of the commencement thereof, and the Company will, subject the provisions hereinafter stated, assume the defense of such action (including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of expenses in connection with such defense) insofar as such action relates to an alleged liability in respect of which indemnity may be sought against the Company under this Section. After notice from the Company of its election to assume the defense of such claim or action, and provided it continues to meet its obligations hereunder, the Company shall no longer be liable to the Indemnified Person under this Section for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof other than reasonable costs incurred prior to the Company assuming the defense of such action; provided, however, that if in the reasonable good faith judgment of the Indemnified Person or Persons, because of a conflict of interest of the counsel employed by Company, to be represented by separate counsel, the Indemnified Person or Persons shall have the right to employ separate counsel to represent the Indemnified Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Persons thereof against the Company, in which event the reasonable fees and expenses of one such separate counsel to represent all of the Indemnified Persons shall be borne by the Company.

8. Miscellaneous.

8.1. Survival of Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement. The Purchasers are entitled to rely, and the parties hereby acknowledge that the Purchasers have so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Company contained herein, irrespective of any independent investigation made by Purchasers. The Company is entitled to rely, and the parties hereby acknowledge that the Company has so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Purchasers contained herein, irrespective of any independent investigation made by the Company.

8.2. Right of Placement Agent to Rely on Representations. J Giordano shall be entitled to rely upon the representations and warranties made by the Company and the Purchasers in this Agreement and shall be a third party beneficiary for such purpose.

8.3. Successors and Assigns. This Agreement is personal to each of the parties and may not be assigned without the written consent of the other parties; provided, however, that any of the Purchasers shall be permitted to assign its rights under this Agreement and the Transaction Documents to any Affiliate of such Purchaser.

8.4. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

8.6. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.7. Notices. Unless otherwise provided, any notice, authorization, request or demand required or permitted to be given under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid, or two days after it is sent by an overnight delivery service, or when sent by facsimile with machine confirmation of delivery addressed as follows:

If to the Purchasers to:

The address set forth opposite their name on the Schedule of Purchasers.

If to Company:

LSB Industries, Inc.

16 South Pennsylvania Avenue

Oklahoma City, Oklahoma 73107

Fax: (405) 235-5067

Attn: David M. Shear, Senior Vice President and General Counsel

(email: dshear@lsb-okc.com)

In either case, with copies to:

Blank Rome LLP

405 Lexington Avenue, 23rd Floor

New York, New York 10174

Fax: (212) 885-5001

Attention: Elise M. Adams, Esq. (email: eadams@blankrome.com)

and

Conner & Winters, LLP

1700 One Leadership Square

211 North Robinson

Oklahoma City, Oklahoma 73102-7101

Fax: (405) 232-2695

Attention: Irwin H. Steinhorn, Esq. (e-mail: isteinhorn@cwlaw.com)

Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

8.8. Certain Fees and Reimbursements. Each party represents that it neither is nor will be obligated for any finders’ or brokers’ fee or commission in connection with this transaction; provided, however, that the Company is obligated to pay certain compensation upon consummation of the transactions contemplated hereby to J Giordano.

8.9. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Purchasers holding Debentures evidencing, in the aggregate, an amount equal to not less than 50.1% of the aggregate principal amount of all Debentures then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

8.10. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.11. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date first above written.

LSB INDUSTRIES, INC.

By:
Name:
Title:

[Signature pages of Purchasers follow]

Purchaser signature page with respect to Purchase Agreement between LSB Industries, Inc. and the several Purchasers dated June 28, 2007.

PURCHASER:

By:
Name:
Title:

Address and phone number of Purchaser:

Principal Contact at Purchaser:
Telephone Number of Principal Contact:
Email of Principal Contact:

Principal Amount of Debentures subscribed for by the Purchaser:	$

SCHEDULE I

SCHEDULE OF PURCHASERS

Name and Address	Principal Amount of Debentures	Aggregate Purchase Price
Bancroft Fund Ltd.	$3,000,000	$3,000,000
Basso Fund Ltd.	$120,000	$120,000
Basso Holdings Ltd.	$2,130,000	$2,130,000
Basso Multi-Strategy Holding Fund Ltd.	$690,000	$690,000
Deutsche Bank AG, London Bank	$3,000,000	$3,000,000
Ellsworth Fund Ltd	$2,000,000	$2,000,000
Equitec Arbitrage LLC	$1,000,000	$1,000,000
Five Sticks	$60,000	$60,000
Highbridge International LLC	$10,200,000	$10,200,000
Highbridge Convertible Arbitrage Master Fund LP	$1,800,000	$1,800,000
Linden Capital LP	$1,000,000	$1,000,000
Morgan Stanley & Co. Incorporated	$7,000,000	$7,000,000
O’Connor Global Convertible Arbitrage Master Limited	$2,760,000	$2,760,000
O’Connor Global Convertible Arbitrage II Master Limited	$240,000	$240,000
Polygon Global Opportunities Master Fund	$6,000,000	$6,000,000
Portside Growth and Opportunity Fund	$8,500,000	$8,500,000
RCG Latitude Master Fund Ltd.	$2,100,000	$3,500,000
RCG PB, Ltd.	$1,225,000	$1,225,000
Rockmore Investment Master Fund Ltd.	$1,500,000	$1,500,000
Vicis Capital Master Fund	$4,500,000	$4,500,000
Wolverine Convertible Arbitrage Fund Trading Company	$1,000,000	$1,000,000
Xavex Convertible Arbitrage 5	$175,000	$175,000

SCHEDULE II

DISCLOSURE STATEMENT

This DISCLOSURE STATEMENT, dated the 28th day of June, 2007, has been prepared by LSB INDUSTRIES, INC. (the “Company”), in connection with the Purchase Agreement (the “Purchase Agreement”) relating to the Company’s 5.5% Convertible Senior Subordinated Debentures Due 2012, to be entered into by and among the Company and all of the Purchasers listed on Schedule 1 to such Purchase Agreement (the “Purchasers”). This Disclosure Statement is executed and delivered by the Company to each Purchaser pursuant to Section 3 of the Purchase Agreement to set forth exceptions to the representations and warranties contained in Section 3 to the Purchase Agreement. The section numbers set forth below correspond to the sections of the Purchase Agreement to which they apply. All capitalized terms in this Disclosure Statement will have the meanings set forth in the Purchase Agreement, unless the context requires otherwise.

Purchase Agreement Section Number	Disclosure

3.1	See the disclosures below with respect to Section 3.22 and 3.36

3.2	None.

3.3

1.       A complete list of the subsidiaries of the Company (the “Subsidiaries”) is attached as Exhibit “A” to the Disclosure Statement.

2.       Pursuant to the Loan Agreement, dated September 15, 2004, as amended (the “Senior Secured Loan Agreement”), the Company’s subsidiary, ThermaClime, has granted to Orix Capital Markets, LLC, as agent, a first priority security interest in the capital stock of the following Subsidiaries:

1.       Northwest Financial Corporation

2.       XpediAir, Inc.

3.       International Environmental Corporation

4.       The Climate Control Group, Inc.

5.       ThermaClime Technologies, Inc.

6.       ClimaCool Corp.

7.       Trison Construction, Inc.

8.       Koax Corp.

9.       Climate Master, Inc.

10.     ClimateCraft, Inc.

11.     Cherokee Nitrogen Company

12.     LSB Chemical Corp.

13.     El Dorado Chemical Company

14.     Chemex I Corp.

15.     Chemex II Corp.

16.     DSN Corporation

3.       Pursuant to the terms of the Senior Secured Loan Agreement, the Company has granted to Orix a security interest in the capital stock of ThermaClime and Cherokee Nitrogen Holdings, Inc.

4.       Pursuant to the Loan and Security Agreement, dated April 13, 2001, as amended (the “Working Capital Revolver Loan Agreement”), the Company’s subsidiary, ThermaClime, has granted to Wells Fargo Foothill, Inc., as agent, a second lien on the capital stock of the entities listed under (2) above, excluding DSN Corporation, and a first lien on the capital stock of CEPOLK Holdings, Inc.

5.       Pursuant to the terms of the Working Capital Revolver Loan Agreement, the Company has granted to Wells Fargo Foothill a second lien on the capital stock of ThermaClime.

6.       Pursuant to the Working Capital Revolver Loan Agreement, ThermaClime and each of the entities listed under (2) above, have granted a security interest in all of their currently existing and after acquired accounts, books, certain equipment, general intangibles, inventory, investment property (excluding the capital stock of El Dorado Nitrogen Company and DSN Corporation) certain negotiable instruments, and certain real property and products and proceeds of the foregoing.

7.       Pursuant to the Senior Secured Loan Agreement ThermaClime, Cherokee Nitrogen Holdings, Inc. and the entities listed in (2) above have granted a security interest in (a) the real property owned by Northwest Financial Corp. relating to the El Dorado Chemical Arkansas plant located in El Dorado, Arkansas, and the DSN strong nitric acid plant located in El Dorado, Arkansas, (b) the real property owned by Cherokee Nitrogen Holdings, Inc., relating to Cherokee Nitrogen Alabama plant located in Cherokee, Alabama, (c) all other property whether real, personal, tangible or intangible or mixed, or other assets owned, leased or operated by such entities, except the rolling stock, motor vehicles, catalysts, certain excluded equipment and the CEPOLK Limited Partnership Interest to the extent a lien is prohibited by law or contract attaching to such interest.

8.       Summit Machine Tool Manufacturing Corp. (“Summit”) granted a security interest in its personal property to Bank of the West under a revolving line of credit agreement. At March 31, 2007, Summit had drawn down approximately $80,000 from the line of credit.

9.       In connection with certain improvements to the real property and plant utilized by El Dorado Nitrogen Company, Bayerische Landesbank, as agent for Bayerische Landesbank, Cayman Islands

2

Branch, and Banc of America Leasing & Capital, LLC, received a security interest from El Dorado Nitrogen L.P. and El Dorado Nitrogen Company covering payments, proceeds and interests in a certain Project and Supply Agreement.

10.     Walter Mecozzi (“Mecozzi”), President of ClimateCraft Technologies, Inc. (“ClimateCraft Technologies”), a Subsidiary of the Company, owns 25 shares of Class B Non-Voting Common of ClimateCraft Technologies. Mecozzi was also granted an option to purchase certain shares of capital stock of ClimateCraft Technologies, pursuant to a stock option agreement entered into the Company and Mecozzi in 1999 as additional employment compensation to Mecozzi.

11.     LSB Holdings, Inc. granted a security interest in its certificate of limited partnership interest in CEPOLK Limited Partnership (“CEPOLK”) and all proceeds in connection therewith to Prudential Insurance Company of America (“Prudential”), which provided the financing for CEPOLK. The amount outstanding to Prudential is approximately $5,900,000.

Based on the foregoing, most of the assets of the chemical business and the climate control business are subject to liens securing either or both of the Senior Secured Loan Agreement or the Working Capital Revolver Loan Agreement.

The material terms of the Senior Secured Loan Agreement are discussed in the Company’s 2006 Form 10-K, filed March 27, 2007, under Item 8 “Financial Statements and Supplementary Data,” Note 11(A) “Long-Term Debt;” and in the Company’s 1st Quarter Form 10-Q, filed on May 8, 2007, under Item 1 “Financial Statements,” Note 10(A) “Long-Term Debt.”

The material terms of the Working Capital Revolver Loan Agreement are summarized in the Company’s 2006 Form 10-K, filed March 27, 2007, under Item 8 “Financial Statements and Supplementary Data,” Note 11(B) “Long-Term Debt;” and in the Company’s 1st Quarter Form 10-Q, filed on May 8, 2007, under Item 1 “Financial Statements,” Note 10(B) “Long-Term Debt.” See disclosures below with respect to Section 3.34.

3.4	See the information disclosed in the Company’s 2006 Form 10-K, filed on March 27, 2007, under Item 8 “Financial Statements and Supplementary Data”, Note 8 “Investment in Affiliate” with respect to the Company’s 50% equity interest in CEPOLK Holdings, Inc., an energy conservation joint venture.

3.5	None.

3.6	None.

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3.7	The Registration Rights Agreement attached as Exhibit “D” to the Purchase Agreement is subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights generally (including, without limitation, statutory or other laws regarding fraudulent preferential transfers) and equitable principles of general applicability.

3.8	None.

3.9	See the information disclosed in the Memorandum under the heading “DESCRIPTION OF SECURITIES – Registration Rights.”

3.10	None.

3.11	None.

3.12

The issuance of Common Stock by the Company in payment of (a) the redemption price of the Debentures, (b) the Debenture Amount at Maturity (as defined in the Indenture), and (c) the Make-Whole Premium (as defined in the Indenture), are subject to one or more of the following conditions being satisfied on the respective dates thereof:

•         the Company’s Common Stock is listed in a national securities exchange or the NASDAQ Stock Market;

•         in certain circumstances, the Trustee has received a certain Opinion of Counsel;

•         the shares of Common Stock to be issued are freely tradeable; and

•         the Common Stock to be issued has been approved for listing on such U.S. national securities exchange or the NASDAQ Stock Market on which the Common Stock may then be listed for trading.

3.13

For information relating to material transactions entered into by the Company since January 1, 2007, see the disclosures set forth in the following current reports filed by the Company during 2007.

1.       Form 8-K, filed January 12, 2007 – Press Release – Defendant’s Appeal of Subsidiary’s Favorable Jury Verdict of $9.8 Million and Preliminary Sales volume for Calendar Year 2006

2.       Form 8-K, filed January 29, 2007 – Press Release – Board approval of Exchange Offer for its $3.25 Preferred Stock, Subject to certain conditions

3.       Form SC to I, filed February 9, 2007 – Offer to Exchange Shares of Common Stock for Each Outstanding Share of $3.25 Convertible Exchangeable Class C Preferred Stock, Series 2

4.       Form 8-K, filed February 9, 2007 – Section 3, Item 3.02:

4

Unregistered Sales of Equity Securities

5.       Form 8-K, filed March 6, 2007 – Press Release – Stockholder Approval of Amendments of $3.25 Preferred Stock

6.       Form 8-K, filed March 13, 2007 – Press Release – Final Results of Exchange Offer for $3.25 Convertible Exchangeable Class C Preferred Stock, Series 2

7.       Form 8-K, filed May 1, 2007 – Press Release – Conversion of Final $1 Million of its 7% Convertible Debentures

See the disclosures below with respect to 3.25 and 3.34.

3.14	None.

3.15

For convenience of reference, the disclosures contained under the heading “Legal Proceedings” in the reports referenced below are compiled in Exhibit “B” attached to this Disclosure Statement.

1.       See the information disclosed in the Company’s 2006 Form 10-K, filed on March 27, 2007, under the following headings:

•         Item 1 “Business Environmental Matters;”

•         Item 3 “Legal Proceedings;” and

•         Item 8 “Financial Statements and Supplementary Data,” Note 13 “Commitments and Contingencies — Legal Matters.”

2.       See the information disclosed in the Company’s 1st Quarter Form 10-Q, filed May 8, 2007, under the following headings:

•         Part II, Item 1 “Legal Proceedings” and

•         Part I, Item 1, Note 11 “Contingencies.”

3.       The Company intends to use a portion of the proceeds of the offering to redeem the Company’s Series 2 Class C Preferred. The Series 2 Class C Preferred is a cumulative preferred. As a result, if the Company redeems the Series 2 Class C Preferred, the Company is obligated to pay, in cash, a redemption price for each share redeemed of $50.00 per share (or 9,700,000 in the aggregate) plus all accrued and unpaid dividends thereon. As of June 19, 2007, there is approximately $4,900,000 of accrued and unpaid dividends relating to the Series 2 Class C Preferred. If, after notice of redemption is given, a holder of the Series 2 Class C Preferred elects to convert his, her or its shares into the Company’s common stock pursuant to its terms, the Certificate of Designation for the Series 2 Class C Preferred provides, and it is the Company’s position, based on the Certificate of Designations for the Series 2 Class C Preferred, that the holder that so converts will not be entitled to receive payment of any accrued and unpaid dividends on the shares so converted. The Company has been

5

advised by an affiliate that is the Company’s second largest stockholder, Jayhawk Capital Management, Inc. and other Jayhawk entities, through their manager, Kent McCarthy (the “Jayhawk Group”), that if the Company redeems the Series 2 Class C Preferred and the Jayhawk Group thereafter converts its holding of Series 2 Class C Preferred, the Jayhawk Group may bring legal proceedings against the Company for all accrued and unpaid dividends on the Series 2 Class C Preferred that the Jayhawk Group may convert after receiving a notice of redemption. As of June 19, 2007, there is approximately $4,300,000 of accrued and unpaid dividends on the Series 2 Class C Preferred held by the Jayhawk Group.

3.16	See the disclosures above with respect to Section 3.15.

3.17	See the disclosures above with respect to Section 3.15.

3.18	None.

3.19	None.

3.20	The Company has certain obligations to register the Debentures following the offering under the Registration Rights Agreement attached as Exhibit D to the Purchase Agreement.

3.21	None.

3.22

For information regarding the Company’s evaluation of its disclosure controls and procedures that were in effect at December 31, 2004, and the identification that the Company’s disclosure controls and procedures were not effective as of December 31, 2004, March 31, 2005, June 30, 2005 and September 30, 2005, resulting from incorrectly assessing the materiality of the change from the LIFO method to the FIFO method of accounting for inventory relative to net income, see the following:

•         The information disclosed in the Company’s 2004 Form 10-K/A (Amendment No. 1), filed on December 30, 2005, under “Explanatory Introduction Note” and Part I, Item 9A, “Controls and Procedures;”

•         The information disclosed in the Company’s 1st Quarter Form 10-Q/A, filed on December 30, 2005, under “Explanatory Introduction Note” and Part I, Item 4, “Controls and Procedures;”

•         The information disclosed in the Company’s 2nd Quarter Form 10-Q/A, filed on December 30, 2005, under “Explanatory Introduction Note” and Part I, Item 4, “Controls and Procedures.”

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• The information disclosed in the Company’s 3rd Quarter Form 10-Q, filed on November 21, 2005, under “Explanatory Introduction Note” and Part I, Item 4, “Disclosure Controls and Procedures.”

As stated in the “Explanatory Introductory Note” and Item 9A of the Company’s Form 10-K/A for year ended December 31, 2004, and the “Explanatory Introductory Note” and Item 4 of the Company’s Forms 10-Q/A for quarters ended March 31, 2005 and June 30, 2005 and the Company’s Form 10-Q for quarter ended September 30, 2005, the Company made certain reclassification changes to the Company’s consolidated financial statements.

Prior to filing the amended reports, the Company submitted drafts of each amended report to the SEC for review. The SEC provided the Company with additional comments, and the Company modified the draft amended reports accordingly. The amended reports were filed only after the Company had submitted the amended reports to the SEC for final review and approval.

On January 20, 2006, the SEC issued the Company a final report to the amended reports, as filed, stating that the SEC has no further comments at this time. Accordingly, there are no assurances that the SEC will not have further comments, which could require the Company to further amend one or more of the amended reports or another report previously filed with the SEC. See information disclosed regarding the SEC inquiry, Note 13 to Consolidated Financial Statement in the Company’s Form 10-K for year ended December 31, 2006.

The Company reported in Item 9A of the above reports, that subsequent to October 31, 2005, the Company took certain steps to correct the disclosure controls and procedures. However, as also stated in the above referenced reports, the Company is not an accelerated filer. As a result of not being an accelerated filer, the Company has not issued a management’s report on its internal controls over financial reporting, which report is required to be assessed by the Company’s independent auditors. The Company is in the process of documenting and testing the Company’s systems of internal controls to provide the basis of the above mentioned report. Although the Company is not aware of any material weakness to the Company’s internal controls over financial reporting, except as provided above which resulted in the Company reporting that its disclosure controls and procedures were not effective as of December 31, 2004, March 31, 2005, June 30, 2005, and September 30, 2005, the Company or its independent auditors could discover reportable conditions or material weaknesses that would be required to be reported in future reports to the SEC.

3.23	None.

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3.24	See the disclosures above with respect to Section 3.15.

3.25

See the disclosures above with respect to Section 3.3 for information regarding existing liens on the capital stock of certain Subsidiaries.

On June 19, 2006, the Company granted non-qualified stock options (the “Options”) to two employees of a Subsidiary in its climate control business. The Options granted were for 200,000 shares of common stock of the Company and 250,000 shares of common stock of the Company, both at the option price of $8.01 per share. The Options were approved by the shareholders of the Company at its annual meeting of shareholders on June 14, 2007.

3.26	See the disclosures above with respect to Section 3.22.

3.27	None.

3.28	See the disclosures above with respect to Section 3.15.

3.29	None.

3.30	None.

3.31	None.

3.32	None.

3.33	See disclosure above with respect to Section 3.15. Insurance claims have been denied from time to time, but the Company is not aware of any denial of coverage.

3.34

Restricted cash in the amount of approximately $31,000 on deposit with National City Bank of Kentucky, as cash collateral for a performance bond on a sales contract.

Summit granted the City of Oklahoma City (the “City”) a mortgage on the real property owned by Summit relating to the ClimateCraft manufacturing facility located in Oklahoma City, Oklahoma to secure a loan made by the City to ClimateCraft, Inc., a Subsidiary of the Company. At March 31, 2007, Summit had drawn down approximately $2,625,000.

Prime Financial Corporation (“Prime Financial”) granted Bank of the West a mortgage lien on the real property owned by Prime Financial and leased to the Company located in Oklahoma City, Oklahoma to secure a loan made by Bank of the West to Prime. At March 31, 2007, the loan balance was approximately $1,600,000.

8

Prime Holdings Corporation (“Prime Holdings”) granted GE Commercial Finance Business Property Corporation (“GE”) a mortgage lien on the real property owned by Prime Holdings relating to the International Environmental Corporation manufacturing facility located in Oklahoma City, Oklahoma to secure a loan made by GE to Prime Holdings. At March 31, 2007, the loan balance was approximately $4,250,000.

Summit Machinery Company granted the Oklahoma Industries Authority (“OIA”) a mortgage lien on the real property owned by Summit Machinery relating to the Company’s office and warehouse facility located in Oklahoma City, Oklahoma to secure a loan made by OIA to Summit Machinery. At March 31, 2007, the loan balance was approximately $1,950,000.

The Company’s Subsidiary, Prime Financial Corporation, has a line of credit with Quail Creek Bank, N.A. (Oklahoma City) to fund the purchase of certain production equipment that has been installed under leases with various Subsidiaries within the Company’s climate control business. The line of credit is secured by such equipment and the leases. As of March 31, 2007, the balance owing under the line of credit was approximately $2.9 million.

In January 2007, the Company’s Subsidiary Prime Financial Corporation borrowed $2.125 million from GE Commercial Finance Business Property Corporation in connection with the purchase of certain real estate constituting office-warehouse space that is leased to a Subsidiary within the Company’s climate control business. The loan is secured by such real estate. As of March 31, 2007, the loan balance was approximately $2,125,000.

Certain equipment of the Company and certain of its Subsidiaries is subject to purchase money security interests or other liens under lease agreements.

See the disclosures above with respect to Section 3.3.

3.35	None.

3.36

1.       See the “Explanatory Introduction Note” to the Company’s 3rd Quarter Form 10Q, filed November 21, 2005, for information with respect to the SEC’s comments to the Company’s following reports (collectively, the “Reviewed Reports”): 2004 Form 10-K, filed March 28, 2005; 1st Quarter Form 10-Q, filed May 6, 2005; and 2nd Quarter Form 10-Q, filed August 5, 2005. As a result of the SEC comments, the Company amended the Reviewed Reports, and filed its 2004 Form 10-K/A (Amendment No. 1), 1st Quarter Form 10-Q/A (Amendment No. 1), and 2nd Quarter Form 10-Q/A (Amendment No. 1) on December 30, 2005 (collectively, the

9

“Amended Reports”).

Prior to filing the Amended Reports, the Company submitted drafts of each Amended Report to the SEC for review. The SEC provided the Company with additional comments, and the Company modified the draft Amended Reports accordingly. The Amended Reports were filed only after the Company had submitted the Amended Reports to the SEC for final review and approval.

On January 20, 2006, the SEC issued the Company a final report to the Amended Reports, as filed, stating that the SEC has no further comments at this time. Accordingly, there are no assurances that the SEC will not have further comments, which could require the Company to further amend one or more of the Amended Reports or another report previously filed with the SEC. See information disclosed regarding the SEC inquiry, Note 13 to Consolidated Financial Statement in the Company’s Form 10-K for year ended December 31, 2006.

2.       The Company filed its Form 8-K (date of event May 12, 2005) on May 19, 2005, which was one day after the required filing date.

3.       The Company filed its Form 8-K (date of event November 7, 2006) on November 14, 2006, which was one day after the required filing date.

3.37	See the disclosures above with respect to Sections 3.22 and 3.36.

3.38	The Company made a presentation in connection with the road show to be undertaken with respect to the Debentures. The Company makes no representation as to whether J Giordano distributed any materials in connection with the offering of the Debentures.

3.39	None.

3.40	None.

3.41	See the disclosures above with respect to Section 3.22.

3.42	None

3.43	None.

3.44	None.

10

EXHIBIT “A”

TO

DISCLOSURE STATEMENT

DIRECT AND INDIRECT

SUBSIDIARIES OF LSB INDUSTRIES, INC.

1.	CEPOLK Holdings, Inc.
2.	Chemex I Corp.
3.	Chemex II Corp.
4.	Cherokee Nitrogen Company
5.	Cherokee Nitrogen Holdings, Inc.
6.	ClimaCool Corp.
7.	Climate Master, Inc.
8.	ClimateCraft Technologies, Inc.
9.	ClimateCraft, Inc.
10.	DSN Corporation
11.	El Dorado Acid, II, L.L.C.
12.	El Dorado Acid, L.L.C.
13.	El Dorado Chemical Company
14.	El Dorado Nitric Company
15.	El Dorado Nitrogen, L.P.
16.	Hercules Energy Mfg. Corporation
17.	International Environmental Corporation
18.	Koax Corp.
19.	LSB Chemical Corp.
20.	LSB Holdings, Inc.
21.	LSB-Europa Limited
22.	Northwest Capital Corporation
23.	Northwest Financial Corporation
24.	Prime Financial Corporation
25.	Prime Holdings Corporation
26.	Pryor Plant Chemical Company
27.	Summit Machine Tool Inc. Corp.
28.	Summit Machine Tool Manufacturing Corp.
29.	Summit Machinery Company
30.	The Climate Control Group, Inc.
31.	ThermaClime, Inc
32.	ThermaClime Technologies, Inc.
33.	Trison Construction, Inc.
34.	XpediAir, Inc.

1

EXHIBIT “B”

TO

DISCLOSURE STATEMENT

COMPILATION OF “LITIGATION PROCEEDINGS”

The following is the disclosure contained under the heading Item 3 “Litigation Proceedings” in LSB Industries, Inc.’s 2006 Form 10-K, filed on March 27, 2007.

1.	Environmental See “Business-Environmental Matters” for a discussion as to:

•	claims by the KDHE regarding Slurry’s former facility in Hallowell, Kansas and Chevron, the successor of the prior owner of the facility; and

•	discussion as to a consent order between El Dorado and the ADEQ entered into during December 2006 to resolve certain ammonia emissions.

2.	Chemical Business

Cherokee Nitrogen Company (“CNC”), a subsidiary within the Company’s Chemical Business, has been sued for an undisclosed amount of monies based on a claim that CNC breached an agreement by overcharging the plaintiff, Nelson Brothers, LLC, (“Nelson”) for ammonium nitrate as a result of inflated prices for natural gas used to manufacture the ammonium nitrate. CNC has filed a third-party complaint against Dynegy and a subsidiary (“Dynegy”) asserting that Dynegy was the party responsible for fraudulently causing artificial natural gas prices to exist and seeking an undisclosed amount from Dynegy, including any amounts which may be recovered by Nelson. The suit is Nelson Brothers, LLC v. Cherokee Nitrogen v. Dynegy Marketing, and is pending in Alabama state court in Colbert County. Dynegy has filed a counterclaim against CNC for $600,000 allegedly owed on account, which has been recorded by CNC. Although there is no assurance, counsel for CNC has advised the Company that, at this time, they believe that CNC will recover monies from Dynegy and the likelihood of Dynegy recovering from CNC is remote. The Company’s counsel also has advised the Company that they believe that the likelihood of Nelson recovering monies from CNC over and above any monies which may be recovered from Dynegy by CNC is remote.

CNC has filed suit against Meecorp Capital Markets, LLC (“Meecorp”) and Lending Solutions, Inc. in Alabama State Court, in Etowah County, Alabama, for recovery of actual damages of $140,000 plus punitive damages, relating to a loan transaction. Meecorp counterclaimed for the balance of an alleged commitment fee of $100,000, an alleged equity kicker of $200,000 and $3,420,000 for loss of opportunity. CNC is vigorously pursuing this matter, and counsel for CNC has advised that they believe there is a good likelihood CNC will recover from the defendants and that the likelihood of Meecorp recovering from CNC is remote.

3.	Other

Zeller Pension Plan

In February 2000, the Company’s Board of Directors authorized management to proceed with the sale of the automotive products business, since the automotive products business was no longer a “core business” of the Company. In May 2000, the Company sold substantially all of its assets in its automotive products business. After the authorization by the board, but prior to the sale, the automotive products business purchased the assets and assumed certain liabilities of Zeller Corporation (“Zeller”). The liabilities of Zeller assumed by the automotive products business included Zeller’s pension plan, which is not a multi-employer pension plan. In June 2003, the principal owner (“Owner”) of the buyer of the automotive products business was contacted by a representative of the Pension Benefit Guaranty Corporation (“PBGC”) regarding the plan. The Owner was informed by the PBGC of a possible under-funding of the plan and a possible takeover of the plan by the PBGC. The PBGC previously advised the Company that the PBGC may consider the Company to be potentially liable for the under-funding of the Zeller Plan in the event that the plan is taken over by the PBGC and alleged that the under-funding is approximately $600,000. However, the Company’s ERISA counsel was verbally informed by a PBGC representative that he would probably recommend no further action by the PBGC with respect to the Company’s involvement with the Zeller plan. There are no assurances that such recommendation, will be made or, if made, will be accepted by the PBGC.

MEI Drafts

On July 18, 2006, Masinexportimport Foreign Trade Company (“MEI”) gave notice to the Company and a subsidiary of the Company alleging that it was owed $1,533,000 in connection with MEI’s attempted collection of ten non-negotiable bank drafts payable to the order of MEI. The bank drafts were issued by Aerobit Ltd. (“Aerobit”), a non-U.S. company and at the time of issuance of the bank drafts was a subsidiary of the Company. Each of the bank drafts has a face value of $153,300, for an aggregate principal face value of $1,533,000. The bank drafts were issued in September 1992, and had a maturity date of December 31, 2001. Each bank draft was endorsed by LSB Corp., which, at the time of endorsement, was a subsidiary of the Company.

On October 22, 1990, a settlement agreement between the Company, its subsidiary Summit Machine Tool Manufacturing Corp. (“Summit”), and MEI (the “Settlement Agreement”), was entered into, and in connection with the Settlement Agreement, Summit issued to MEI obligations totaling $1,533,000. On May 16, 1992, the Settlement Agreement was rescinded by the Company, Summit, and MEI at the request of MEI, and replaced with an agreement purportedly substantially similar to the Settlement Agreement between MEI and Aerobit, pursuant to which MEI agreed to replace the original $1,533,000 of Summit’s obligations with Aerobit bank drafts totaling $1,533,000, endorsed by LSB Corp. Aerobit previously advised the Company that MEI has not fulfilled the requirements under the bank drafts for payment thereof.

All of the Company’s ownership interest in LSB Corp. was sold to an unrelated third party in September 2002. Further, all of the Company’s interest in Aerobit was sold to a separate unrelated third party, in a transaction completed on or before November 2002. Accordingly,

2

neither Aerobit, which was the issuer of the bank drafts, nor LSB Corp., which was the endorser of the bank drafts, are currently subsidiaries of the Company.

Neither the Company nor any of its currently owned subsidiaries are makers or endorsers of the bank drafts in question. The Company intends to vigorously defend itself in connection with this matter. No liability has been established relating to these bank drafts as of December 31, 2006.

Securities and Exchange Commission Inquiry

The Securities and Exchange Commission (“SEC”) made an informal inquiry to the Company by letter dated August 15, 2006. The inquiry relates to the restatement of the Company’s consolidated financial statements for the year ending December 31, 2004 and accounting matters relating to the change in inventory accounting from LIFO to FIFO. The Company has responded to the inquiry. At the present time the informal inquiry is not a pending proceeding nor does it rise to the level of a government investigation. Until further communication and clarification with the SEC, if any, the Company is unable to determine:

•	if the inquiry will ever rise to the level of an investigation or proceeding, or

•	the materiality to the Company’s financial position with respect to enforcement actions, if any, the SEC may have available to it.

The Company are also involved in various other claims and legal actions which in the opinion of management, after consultation with legal counsel, if determined adversely to us, would not have a material effect on the Company’s business, financial condition or results of operations.

The following is the disclosure contained under the heading Part II, Item 1 “Legal Proceedings” in LSB Industries, Inc.’s first quarter Form 10-Q, filed on May 8, 2007.

There are no material legal proceedings or material developments in any such legal proceedings pending against the Company and/or the Company’s subsidiaries not reported in Item 3 of the Company’s Form 10-K for year ended December 31, 2006, except for the following material developments to such proceedings that occurred during the first quarter of 2007:

In connection with the lawsuit styled Nelson Brothers, LLC v. Cherokee Nitrogen Company v. Dynegy Marketing, pending in the Alabama State Court, Colbert County, Alabama, Cherokee Nitrogen Company (“CNC”) and Nelson Brothers, LLC (“Nelson”) have agreed in principle to settle their portion of the lawsuit by CNC agreeing to pay Nelson 25% of any net amount of proceeds that may be received (after costs incurred) by CNC from Dynegy as a result of obtaining a settlement or judgment in connection with the lawsuit. The settlement between CNC and Nelson is subject to the parties entering into a definitive settlement agreement.

3

EXHIBIT A

SUBSCRIPTION INSTRUCTIONS

(to be read in conjunction with the entire Purchase Agreement and the Private Placement Memorandum Relating to the Offering)

LSB Industries Inc.

5.5% Convertible Senior Subordinated Debentures due 2012

All subscribers for Debentures must complete and execute the documents in accordance with the instructions set forth below. Any questions you may have concerning these documents should be directed to Mark Behrman at J Giordano Securities Group, the placement agent in the offering, at (212) 209-7677.

A.	Complete the following items:

1. Complete and execute two (2) copies of the Purchaser Signature Page to the Purchase Agreement including the principal amount of the Debentures for which the Purchaser is subscribing. The Signature Pages must be executed by an individual authorized to bind the Purchaser.

2. Execute two (2) copies of the Purchaser Signature Page to the Registration Rights Agreement. The Signature Page must be executed by an individual authorized to bind the Purchaser.

3. Provide the information requested by the Debenture Certificate Questionnaire included as Exhibit A-1 hereto.

4. Complete and execute the Form of Selling Security Holder Notice and Questionnaire included as Exhibit A-2 hereto. (This document may be submitted at a later date if desired.)

5. Provide the information requested by the Certificate for Corporate, Partnership, Limited Liability Company, Trust, Foundation and Joint Purchasers (Exhibit A-3 hereto), as applicable.

6. Make payment for the Debentures, for which the Purchaser is subscribing, pursuant to Section B below and return, via facsimile, the signed Signature Pages to the Purchase Agreement and Registration Rights Agreement, and the properly completed Exhibits A-1 through A-3 and other documents, to:

J Giordano Securities Group

425 Madison Avenue, Third Floor

New York, New York 10017

Facsimile: (646) 219-6776

Telephone: (212) 209-7677

Attn: Mr. Mark Behrman

7. After completing instruction number six (6) above, deliver the original signed Signature Pages to the Purchase Agreement and Registration Rights Agreement including the properly completed Exhibits A-1 through A-3 and other documents by overnight delivery to:

J Giordano Securities Group

425 Madison Avenue, Third Floor

New York, New York 10017

Attn: Mr. Mark Behrman

B.	Payment

1. Funds for the purchase of Debentures should be wired to the Escrow Agent for arrival no later than June 27, 2007 as follows: Note: All wires must reference the subscriber’s name.

The Bank of New York as follows:

Account Name: “Bank of New York A/A/F J Giordano Securities

Group, LSB Industries Inc., Senior Subordinated Convertible

Debentures Due 2012 Escrow Account:

Bank: The Bank of New York

Account Name: LSB Subscription Escrow

ABA Routing #: 021000 018

GLA: 111-565

Trust #: 312502

2. If you wish to pay by check, deliver a check in the applicable amount, payable to Bank of New York A/A/F J Giordano Securities Group, LSB Industries Inc. Senior Subordinated Convertible Debentures Due 2012 Escrow Account as Escrow Agent together with the original Signature Pages and other documents. Please note that you will not be deemed to have completed the subscription unless and until the check clears. Cashiers checks and Money Orders must be in amounts greater than $10,000.

N.B.: Completion and delivery of the Signature Pages and related material and payment of the subscription price does not constitute a sale of the Debentures subscribed for. Your subscription is subject to acceptance by the Company and the other terms and conditions of the Purchase Agreement. If your subscription or any portion thereof is not accepted, all cash proceeds (or the portion of the cash proceeds related to the portion of your subscription which is not accepted) will be returned as soon as practicable, without interest or deduction. In the event all or a portion of your subscription is accepted and there is a Closing (as defined in the Purchase Agreement), the Debentures purchased by you will be delivered promptly along with a fully executed version of the Purchase Agreement and Registration Rights Agreements.

2

Exhibit A-1

LSB INDUSTRIES INC.

DEBENTURE CERTIFICATE QUESTIONNAIRE

1. The name and address and Tax Identification Number of the Purchaser:

2. The name and address of the Beneficial Owner if different from Purchaser:

3.      The Debentures will be evidenced by one or more global debentures. Therefore, please provide the name of the DTC participant and account number and other information for such Debentures to be credited to the Purchaser’s account:

4. The relationship between the Purchaser/Beneficial Owner of the Debentures and the Registered Holder:

5. The mailing address, telephone and facsimile number and the Tax Identification Number of the Beneficial Owner:

6. Attach to this Questionnaire a properly completed IRS Form W-9 or W-8, as applicable:

NOTE: UNDER THE PROVISIONS OF THE PATRIOT ACT, YOU MUST FURNISH THE PURCHASER’S EIN NUMBER IN ORDER FOR THE ESCROW AGENT TO ACCEPT YOUR PAYMENT.

3

Exhibit A-2

LSB INDUSTRIES, INC.

FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

5.5% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2012

The undersigned beneficial owner of 5.5% Convertible Senior Subordinated Debentures due 2012 (the “Debentures”) of LSB Industries, Inc. (“LSB”) or common stock issued upon the conversion of the Debentures, $.10 par value (the “Common Stock” and, together with the Debentures, the “Registrable Securities”), of LSB understands that LSB has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 or S-3 or another appropriate form (collectively, the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of June 25, 2007 (the “Registration Rights Agreement”), between LSB and the purchasers referred to therein. A copy of the Registration Rights Agreement is available from LSB upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions described below). Beneficial owners that do not complete this Notice and Questionnaire and deliver it to LSB as provided below will not be named as selling securityholders in the prospectus and therefore will not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement. Beneficial owners must complete and deliver this Notice and Questionnaire at least 10 business days prior to effectiveness of the Initial Shelf Registration Statement with the SEC so that such beneficial owners can be named as selling securityholders in the related prospectus at the time of effectiveness. If following the effectiveness of the shelf registration statement we are required by law to file a post-effective amendment to the Shelf Registration Statement or prospectus supplement during the period ending as of the earlier of the date that registrable securities are no longer outstanding or July 1, 2010), and we have received a completed questionnaire from a holder of registrable securities who was not included as a selling security holder in the Shelf Registration Statement, which questionnaire is received by us within 10 Business Days prior to the filing of such post-effective amendment with the SEC, together with any other information we may reasonably request, we will include such holder of registrable securities in such post-effective amendment or prospectus or supplement to the Shelf Registration Statement as is necessary to permit you to deliver your prospectus to purchasers of registrable securities, subject to our right to suspend the use of the prospectus as described above. LSB has agreed to pay additional interest as liquidated damages pursuant to the Registration Rights Agreement under certain circumstances set forth therein.

4

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner of Registrable Securities hereby gives notice to LSB of the undersigned’s intention to sell or otherwise dispose of Registrable Securities beneficially owned by the undersigned and listed below in Item 3 (unless otherwise specified under such Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that the undersigned will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement as if the undersigned were an original party thereto.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless LSB and LSB’s directors, officers and each person, if any, who controls LSB within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against certain losses arising in connection with, among other things, statements concerning the undersigned made in the Shelf Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire, as more fully described in the Registration Rights Agreement.

5

QUESTIONNAIRE

Please respond to every item, even if your response is “none.” If you need more space for any response, please attach additional sheets of paper. Please be sure to write your name and the number of the item being responded to on each such additional sheet of paper and sign each such additional sheet of paper and attach it to this Notice and Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the following questions.

If you have any questions about the contents of this Notice and Questionnaire or as to who should complete this Notice and Questionnaire, please contact LSB’s Corporate Secretary, David M. Shear, Esq. at (405) 235-4546.

COMPLETED NOTICE AND QUESTIONNAIRES SHOULD BE RETURNED

TO LSB IN THE FOLLOWING MANNER:

COPY BY FACSIMILE TO:

Corporate Secretary

Fax: (405) 236-1209

WITH THE ORIGINAL COPY TO FOLLOW BY MAIL TO:

LSB Industries, Inc.

16 South Pennsylvania Avenue

Oklahoma City, OK 73101

Attention: Corporate Secretary

The undersigned hereby provides the following information to LSB and represents and warrants that such information is accurate and complete:

1.	Your Identity and Background as the Beneficial Owner of the Registrable Securities.

(a) Your full legal name:

(b) Your business address (including street address) (or residence if no business address), telephone number and facsimile number:

Address:

Telephone No.:

Fax No.:

E-mail Address:

(c)	Are you a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐    Yes

☐    No

(d)	If your response to Item 1(c) above is no, are you an “affiliate” of a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐    Yes

☐    No

(e)	Full legal name of person through which you hold the Registrable Securities (i.e., name of your broker or the DTC participant, if applicable, through which your Registrable Securities are held):

Name of broker:

DTC No.:

Contact person:

Telephone No.:

2.	Your Relationship with LSB.

(a)	Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or have you had any other material relationship with LSB (or its predecessors or affiliates) within the past three years?

☐    Yes

☐    No

(b)	If your response to Item 2(a) above is yes, please state the nature and duration of your relationship with LSB (or its predecessors or affiliates):

3.	Your Interest in the Registrable Securities.

(a)	State the type of Registrable Securities (Debentures or Common Stock) and the principal amount or number of such Registrable Securities beneficially owned by you. Check any of the following that applies to you.

☐    I own Debentures:

Principal amount and CUSIP No. of the Debentures beneficially owned:

CUSIP No(s):

☐ I own shares of Common Stock that were issued upon conversion of the Debentures:

Number of shares and CUSIP No. of the Common Stock beneficially owned:

CUSIP No(s):

(b)	Other than as set forth in your response to Item 3(a) above, do you beneficially own any other securities of LSB?

☐    Yes

☐    No

(c)	If your answer to Item 3(b) above is yes, state the type, the aggregate amount and CUSIP No. of such other securities of LSB beneficially owned by you:

Type:

Aggregate amount:

CUSIP No.:

(d)	Did you acquire the securities listed in Item 3(a) above in the ordinary course of business?

☐    Yes

☐    No

(e)	At the time of your purchase of the securities listed in Item 3(a) above, did you have any agreements or understandings, directly or indirectly, with any person to distribute the securities?

☐    Yes

☐    No

(f)	If your response to Item 3(e) above is yes, please describe such agreements or understandings:

4.	Nature of Your Beneficial Ownership.

(a)	If the name of the beneficial owner of the Registrable Securities set forth in your response to Item 1(a) above is that of a general or limited partnership, state the names of the general partners of such partnership:

(b)	With respect to each general partner listed in Item 4(a) above who is not a natural person, and is not publicly held, name each shareholder (or holder of partnership interests, if applicable) of such general partner. If any of these named shareholders are not natural persons or publicly held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly held entity.

(c)	Name your controlling shareholder(s) (the “Controlling Entity”). If the Controlling Entity is not a natural person and is not a publicly held entity, name each shareholder of such Controlling Entity. If any of these named shareholders are not natural persons or publicly held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly held entity.

(A)(i)	Full legal name of Controlling Entity(ies) or natural person(s) who have sole or shared voting or dispositive power over the Registrable Securities:

(ii)	Business address (including street address) (or residence if no business address), telephone number and facsimile number of such person(s):

Address:

Telephone:

Fax:

E-mail Address:

(iii)	Name of shareholders:

(B)(i)	Full legal name of Controlling Entity(ies):

(ii)	Business address (including street address) (or residence if no business address), telephone number and facsimile number of such person(s):

Address:

Telephone:

Fax:

E-mail Address:

(iii)	Name of shareholders:

If you need more space for this response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Notice and Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the following questions.

5.	Plan of Distribution.

Except as set forth below, the undersigned (including the undersigned’s donees or pledgees) intends to distribute the Registrable Securities listed above in Item 3 pursuant to the Shelf Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters, broker-dealers or agents, the undersigned will be responsible for underwriting discounts or commissions or agents’ commissions. Such Registrable

Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging positions they assume. The undersigned may also sell Registrable Securities short and deliver Registrable Securities to close out short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:

Note:	In no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior written agreement of LSB.

The undersigned acknowledges the undersigned’s obligation to comply with the prospectus delivery and other provisions of the Securities Act, provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M (or any successor rules or regulations), in connection with any offering or sale of Registrable Securities pursuant to the Registration Rights Agreement. The undersigned agrees that neither the undersigned nor any person acting on the undersigned’s behalf will engage in any transaction in violation of such provisions.

If the undersigned transfers all or any portion of the Registrable Securities listed in Item (3) above after the date of this Notice and Questionnaire, the undersigned agrees to notify the transferee(s) at the time of the transfer of such transferee(s) rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

The undersigned hereby acknowledges the undersigned’s obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein. Pursuant to the Registration Rights Agreement, LSB has agreed under certain circumstances to indemnify the undersigned against certain liabilities.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify LSB of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while a Shelf Registration Statement remains effective.

All notices to the undersigned hereunder and pursuant to the Registration Rights Agreement shall be made in writing to the undersigned at the address set forth in Item 1(b) of this Notice and Questionnaire.

By signing below, the undersigned acknowledges that the undersigned is the beneficial owner of the Registrable Securities set forth herein, represents that the information provided herein is accurate, consents to the disclosure of the information contained in this Notice and Questionnaire and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that LSB will rely on such information in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus and any filing of a new Shelf Registration Statement.

Once this Notice and Questionnaire is executed by the undersigned and received by LSB, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of LSB and the undersigned beneficial owner. This Notice and Questionnaire shall be governed in all respects by the laws of the State of New York.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by a duly authorized agent of the undersigned.

NAME OF BENEFICIAL OWNER:

(Please Print Full Legal Name)

Signature:
(Please Print Name and Title If Signed on Behalf of an Entity)

Date:

Exhibit A-3

CERTIFICATE FOR ENTITY INVESTORS – COMPLETE ALL INFORMATION

Name of Entity:

Address of Principal Office:

Telephone:	Fax:

E-mail address:

Taxpayer Identification Number:

Check type of Entity:

☐	Employee Benefit Plan Trust	☐	Limited Partnership	☐	General Partnership	☐	Individual Retirement Account

☐	Limited Liability Company	☐	Trust	☐	Corporation	Other (Please indicate):

Date of Formation or incorporation:	State of Formation or incorporation:

Describe the business of the Entity:

List the names and positions of the executive officers, managing members, partners or trustees authorized to act with respect to investments by the Entity generally and specify who has the authority to act with respect to this investment.

Name	Position	Authority for this investment

INVESTOR:

Signature of Authorized Signatory

Name:
Title:
Date:

EXHIBIT B

FORM OF LEGAL OPINION

June     , 2007

To the Purchasers Listed

on Schedule A attached hereto

J Giordano Securities Group

1234 Summer Street

Stamford, Connecticut 06905

Re:	Private Placement of $60 million of 5.5% Convertible Senior Subordinated

Debentures Due 2012 of LSB Industries, Inc.

Ladies and Gentlemen:

We have acted as special counsel to LSB Industries Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of $60 million principle amount of 5.5% Convertible Senior Subordinated Notes, Due 2012, of the Company (the “Debentures”) pursuant to the Purchase Agreement (the “Purchase Agreement”), dated as of June __, 2007. between the Company and each Purchaser. This opinion is being furnished to you at the request of the Company pursuant to Section 5.2 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Purchase Agreement.

In connection with rendering the opinions set forth herein, we have examined each of the Purchase Agreement, the Registration Rights Agreement, and the Indenture, annexed to the Memorandum, as defined below, and the Debenture, attached as an exhibit to the Indenture (collectively, the “Transaction Documents”); the Subscription Agreement; the Disclosure Statement, attached as an exhibit to the Purchase Agreement (“Disclosure Statement”); the Confidential Offering Memorandum, dated as of June 25, 2007 (the “Memorandum”); the documents incorporated by reference in the Memorandum (“Incorporated Documents”); Certificate of Incorporation, as amended to date, and By-laws, as amended to date, of the Company and each subsidiary listed on Schedule B attached hereto; the resolutions of the Company’s Board of Directors taken in connection with the sale and issuance of the Debentures; minute books of the Company and the Subsidiaries; and such other documents, instruments, records of the Company and the Subsidiaries and certificates of public officials and officers of the Company, and we have made such investigations of law, as we have deemed necessary or appropriate for the purpose of rendering the opinion expressed herein. We have reviewed the good standing certificates of the Company and its Subsidiaries for the jurisdictions set forth on Schedule B attached hereto.

In conducting such examination, we have assumed the following: (i) the genuineness of all signatures (other than the signatures on behalf of the Company), the legal capacity of natural persons, the authenticity and accuracy of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents; (ii) that the Transaction Documents have been duly and validly authorized, executed and delivered by the party or parties thereto other than the Company; and (iii) that each of the Transaction Documents constitutes the valid and binding agreement of the party or parties thereto other than the Company, enforceable against such party or parties in accordance with the terms of such agreement. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, including those contained in the Purchase Agreement, and public officials.

In connection with this opinion, we have relied upon, among other things, the representations of the Purchasers as set forth in the Purchase Agreement, the other Transaction Documents and the Subscription Agreement.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth in this opinion, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware and has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Memorandum.

2. The Company has the requisite corporate power and authority to enter into, deliver and perform its obligations under the Purchase Agreement and the other Transaction Documents and to issue and sell the Debentures and the Conversion Shares (the “Securities”).

3. Each Subsidiary of the Company listed on Schedule A has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation as set forth on such schedule and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Memorandum.

4. To our knowledge, all of the outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable. To our knowledge, all of the issued and outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien encumbrance or claim except as set forth in the Purchase Agreement and/or the Disclosure Statement referred to therein.

5. The Debentures have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture, assuming due authentication thereof by the Trustee, and delivered to and paid for by the Purchasers in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. The Incorporated Documents, as amended or supplemented, on the respective dates that they were filed with the SEC, complied in all material respects with the requirements as to form under the Exchange Act and the related rules and regulations in effect at the respective dates of their filing with the SEC.

7. The Conversion Shares have been duly authorized and reserved and, when issued upon conversion of the Debentures in accordance with the terms of the Debentures and the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of the Conversion Shares will not be subject to any preemptive rights arising by operation of law or under the Company’s Certificate of Incorporation or Bylaws or similar rights under any other agreements of the Company.

8. All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of the Purchase Agreement and the issuance and sale of the Debentures and, upon conversion thereof, the issuance of the Conversion Shares. The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company and the Purchase Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

9. Neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under the Transaction Documents will (a) to our knowledge, give rise to a right to terminate or accelerate the due date of any payment due under, or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge, claim, security interest or encumbrance upon any properties or assets of the Company or any of its Subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, note or other agreement or instrument known to us to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of the material assets or properties or businesses of the Company or any of its Subsidiaries are bound, (b) to our knowledge, violate any existing obligations of the Company or any of its Subsidiaries under the terms of any judgment, decree, or order of any court or arbitrator or governmental agency or body, which names the Company or any of its Subsidiaries and is specifically directed to them or their properties, (c) to our knowledge, violate any applicable statute, rule or regulation or (d) violate any provision of the certificate of incorporation or by-laws of the Company or any of its Subsidiaries.

10. No consent, approval, authorization, license, registration, or qualification or order of any federal or state court or governmental agency or regulatory body is required for the due authorization, execution, delivery or performance by the Company of its obligations under the Transaction Documents or the Securities, other than (a) filing of a Form D with the SEC and related filings with the appropriate state securities’ agencies, and (b) the filing of Registration Statement(s) pursuant to the Registration Rights Agreement and the order of the SEC declaring such Registration Statement(s) effective, and (c) and approval to list the Conversion Shares on the American Stock Exchange.

11. To our knowledge, other than as disclosed in the Memorandum, the Disclosure Statement or the Incorporated Documents, there is no litigation or governmental proceeding or investigation, before any court or before or by any public body or board pending or threatened in writing against, or involving the assets, properties or businesses of, the Company or any of its Subsidiaries which would have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

12. Each of the Transaction Documents has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms.

13. The Company, including after giving effect to the sale of the Debentures, is not an “investment company” or an entity controlled by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

14. The statements in the Memorandum under the caption “Description of the Debentures” insofar as such statements constitute a summary of documents referred to therein fairly summarize in all material respects such documents.

15. The capital stock of the Company conforms in all material respects to the description thereof contained in the Memorandum under the caption “Description of Securities.”

16. The statements in the Memorandum under the caption “Certain United States Federal Income Tax Considerations,” insofar as such statements constitute a summary of the United States federal tax laws referred to therein, fairly summarize the matters referred to therein in all material respects.

17. Assuming (i) each Purchaser is a “QIB” within the meaning of Rule 144A of the Act and (ii) the accuracy of the representations and warranties and compliance with the agreements of each Purchaser in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery by the Company of the Debentures to the Purchasers under the Purchase Agreement or in connection with the initial resale of the Debentures by such Purchasers to other QIBs in accordance with the Purchase Agreement and the Memorandum (a) to register the Debentures or such initial resale under the Act (except as required under the Registration Rights Agreement), or (b) to qualify the Indenture under the Trust Indenture Act of 1939, as amended; provided, however, it being understood that no opinion is expressed as to any subsequent resale of any of the Debentures or the Conversion Shares.

Although we have not undertaken, except as otherwise indicated in this opinion, to determine independently, and do not assume any responsibility for, the accuracy, completeness, or fairness of the statements contained in the Memorandum, including our review of the exhibits thereto, in the course of preparation of the Memorandum and our participation in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and with representatives and counsel of J. Giordano at which the contents of the Memorandum were discussed, nothing has come to our attention that causes us to believe that the Memorandum, as of the date of the Memorandum, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

We have expressed the foregoing opinions subject to the following exceptions, qualifications and limitations:

1.	The opinions expressed herein are limited to the laws of the State of Oklahoma, the General Corporation Law of the State of Delaware and the applicable federal laws of the United States, and we express no opinion as to any other laws or the laws of any other jurisdiction. We call your attention to the fact that we are not licensed in the State of Delaware. For purposes of this opinion, we have assumed that the laws of the State of New York are the same as the laws of the State of Oklahoma.

2.	With regard to the opinions expressed herein, we express no opinion:

2.1.	With respect to the financial statements and schedules, internal controls over financial reporting, the disclosure controls and procedures, and other financial and statistical data included or incorporated by reference in the Memorandum;

2.2.	As to any state securities or blue sky laws, rules or regulations;

2.3.	As to the enforceability of provisions in any of the Transaction Documents relating to submission to jurisdiction or waiver of rights to trial by jury; and

2.4.	As to any other matters not covered by the opinions set forth above in this letter.

3.	The validity, enforceability and effectiveness of the provisions of the Purchase Agreement and the other Transaction Documents are limited by, and subject to (a) applicable bankruptcy, fraudulent conveyance or fraudulent transaction laws, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally now or hereafter in effect; or (b) applicable laws or principles of equity which may effect the exercise of certain rights and remedies and which may restrict the enforcement of certain remedies or the availability of certain equitable remedies.

4.	The phrase “to our knowledge” or words of similar import as used herein means actual knowledge on the part of those attorneys in this firm who have been involved in the transactions contemplated by the Purchase Agreement.

5.	Although we express no opinion as to such, with respect to any of the Transaction Documents’ choice of law provision applicable to the construction of contracts, Oklahoma follows the Restatement (Second) Conflict of Laws §§ 187 and 188. See Dean Witter Reynolds, Inc. v. Shear, 796 P.2d 296 (Okla. 1990). Section 187(2)(b) of such Restatement provides in pertinent part that:

[t]he law of the state chosen by the parties… will be applied, even if the particular issue is one which the parties could not have resolved by an explicit provision, unless application of the law of the chosen state would be contrary to a fundamental policy of a state which has a materially greater interest than the chosen state in the determination of the particular issue and which, under the rule of § 188, would be the state of the applicable law in the absence of an effective choice of law by the parties. (Emphasis added).

6.	Provisions contained in any of the Transaction Documents which purport to indemnify any party against or release any party from, liability for any acts are unenforceable to the extent such acts are determined to be unlawful, negligent, reckless, or constitute willful misconduct.

7.	Those provisions of any of the Transaction Documents purporting to exculpate any party from any violation of usury laws by the ipso facto reduction of interest in excess of the maximum rate, and/or the application of such excess interest to principal or return thereof to the Company are unenforceable based on Oklahoma Preferred Finance & Loan Corporation v. Morrow, 497 P.2d 221 (1972).

8.	As to enforceability of that portion of any of the Transaction Documents that provide if any provisions of the Transaction Documents are determined to be illegal, invalid or unenforceable, the remaining provisions remain in full force and effect where any such provision is an essential part of the Transaction Documents, and the parties would not have entered into the documents absent that provision.

We have directed this letter solely to you. You may not use, circulate, quote or refer to this letter in connection with any transaction other than the transactions contemplated by the Purchase Agreement. No other person may rely on this letter in any manner or for any purpose without the undersigned’s written authorization. We undertake no obligation to update or supplement this letter in response to subsequent changes in the law or future events affecting the transactions contemplated by the Purchase Agreement.

Very truly yours,

CONNER & WINTERS, LLP

EXHIBIT C

LOCKUP AGREEMENT

June     , 2007

To:	The Purchasers referenced below

and

J Giordano Securities Group

425 Madison Avenue

New York, New York 10017

Re:	LSB Industries, Inc. Private Placement

Gentlemen:

The undersigned, an officer and/or director and holder of common stock, $.10 par value per share (“Common Stock”) or rights to acquire Common Stock, of LSB Industries, Inc. (the “Company”) understands that the Company intends to sell $60 million (subject to increase prior to the Closing upon the mutual agreement of the Company and J Giordano) principal amount of convertible senior subordinated debentures due 2012 (the “Debentures”) to purchasers (the “Purchasers”) pursuant to a Purchase Agreement to be entered into on or before July 15, 2007 (the “Purchase Agreement”) and that J Giordano Securities Group (“J Giordano”) is acting as placement agent with respect to the Debentures.

In order to induce the Company and the Purchasers to enter into the Purchase Agreement, the undersigned agrees, for the benefit of the Company, the Purchasers and J Giordano (“you”), that should the sale of the Debentures pursuant to the Purchase Agreement be effected, the undersigned will not, without the prior written consent of J Giordano, directly or indirectly, (i) make any offer, sale, pledge, assignment, transfer, encumbrance, contract to sell, grant of an option to purchase or other disposition of any Common Stock or any securities convertible into or exchangeable for Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of the ownership of the Common Stock or such other securities (whether any such transactions described in clause (i) or (ii) is to be settled by the delivery of the Common Stock or such other securities, in cash or otherwise) for a period of 45 days subsequent to the date of the Memorandum, as such term is defined in the Purchase Agreement, other than Common Stock transferred as a gift or gifts or disposition by will or laws of descent or distribution (provided that any donee or beneficiary thereof agrees in writing to be bound by the terms hereof).

The undersigned confirms that he or she understands that you and the Company will rely upon this agreement in proceeding with the sale of the Debentures pursuant to the Purchase Agreement. This agreement shall be binding on the undersigned and his or her respective successors, heirs, personal representatives and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with this agreement.

Very truly yours,

[Name and Title]

EXHIBIT D

FORM OF REGISTRATION RIGHTS AGREEMENT

See Annex B to the Offering Memorandum.